UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 28, 2014 (Date of earliest event reported)
Align Technology, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	0-32259 (Commission File Number)	94-3267295 (IRS Employer Identification Number)

2560 Orchard Parkway, San Jose CA (Address of principal executive offices)		95131 (Zip Code)
(408) 470-1000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 23, 2014, Align Technology, Inc., a Delaware corporation ("Align"), announced a $300 million stock repurchase program (the "Stock Repurchase Program"). On April 28, 2014, as part of the Stock Repurchase Program, Align entered into an accelerated share repurchase agreement (the "ASR Contract") with Goldman, Sachs & Co. ("Goldman Sachs"), to repurchase an aggregate of approximately $70 million of Align's common stock. Under the ASR Contract, Align will make an initial payment of approximately $70 million in the aggregate to Goldman Sachs and will receive an initial delivery of approximately one million shares of common stock. The exact number of shares Align will repurchase under the ASR Contract will be based generally upon the average daily volume weighted average price of Align's common stock during the repurchase period, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Contract. At settlement, under certain circumstances, Goldman Sachs may be required to deliver additional shares of common stock to Align, or under certain circumstances, Align may be required either to deliver shares of common stock or to make a cash payment to Goldman Sachs. Final settlement of the transactions under the ASR Contract is expected to occur no later than approximately three months from April 29, 2014. The terms of the accelerated share repurchases under the ASR Contract are subject to adjustment if the Company were to enter into or announce certain types of transactions or to take certain corporate actions.
The ASR Contract contains the principal terms and provisions governing the accelerated share repurchases, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the circumstances under which Goldman Sachs is permitted to make adjustments to valuation and calculation periods and various acknowledgements, representations and warranties made by Align, on the one hand, and Goldman Sachs, on the other hand, to one another.

The foregoing description of the ASR Contract is a summary and is qualified in its entirety by the terms of the ASR Contract, a copy of which will be filed with the Company's quarterly report on Form 10-Q for the quarter ending June 30, 2014.

A copy of the press release announcing Align's entry into the ASR Contract is furnished herewith as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of Align Technology, Inc. dated April 29, 2014

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2014	ALIGN TECHNOLOGY, INC. By: /s/ Roger E. George Roger E. George Vice President, Legal & Corporate Affairs and General Counsel

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Align Technology, Inc. dated April 29, 2014